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                                                                    EXHIBIT 21.1


                               FRESH AMERICA CORP.
                         LIST OF SUBSIDIARY CORPORATIONS

                                DECEMBER 29, 2000



         SUBSIDIARY                                               STATE OF INCORPORATION
         ----------                                               ----------------------



         Francisco Acquisition Corp.                                   Texas

         Fresh America Arizona, Inc.                                   Texas

         Fresh America Florida, Inc.                                   Texas

         Allied-Perricone, Inc., formerly known as
         Sam Perricone Citrus Company                                  California

         1277649 Ontario Limited                                       Ontario, Canada

         Ontario Tree Fruits Limited                                   Ontario, Canada

         Sarfog, Inc.                                                  New Jersey

         Fosar, Inc.                                                   New Jersey

         Trio Importing (No. 2) Company, Ltd.                          Ontario, Canada